                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MULTIPLE ZONES INTERNATIONAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                              707 SOUTH GRADY WAY
                         RENTON, WASHINGTON 98055-3233

                                                                  March 26, 1998

Dear Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Multiple Zones International, Inc. on Thursday, April 30, 1998, at 1:00 p.m. local time. The Annual Meeting will be held in the Olympic Room (Suite B/C) of the Bellevue Club located at 11200 S.E. 6th Street, Bellevue, WA 98004.

     Directions to the Bellevue Club are as follows: I-405 to S.E.8th Street exit (Exit 12), keep left onto S.E. 8th Street; turn right onto 114th Avenue, S.E., turn left onto S.E. 6th Street.

     At the Annual Meeting, you will be asked to elect seven (7) directors to the Company's Board of Directors, and consider and vote on other matters. The Notice of 1998 Annual Meeting of Shareholders and the Proxy Statement on the following pages describe the matters to be presented in the Annual Meeting.

     Your Board of Directors unanimously recommends that you vote FOR the election of the nominated directors and FOR each of the proposals presented in the Proxy Statement.

     Whether or not you plan to attend, we hope you will have your stock represented at the Annual Meeting. In order to do so, please mark, sign, date and return your proxy card in the enclosed, postage-prepaid envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                          Sincerely yours,

                                          JOHN E. DEFEO
                                          Vice Chairman, President and Chief
                                          Executive Officer

                       MULTIPLE ZONES INTERNATIONAL, INC.
                              707 SOUTH GRADY WAY
                         RENTON, WASHINGTON 98055-3233

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1998

To The Shareholders of Multiple Zones International, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Multiple Zones International, Inc., a Washington corporation (the "Company"), will be held on Thursday, April 30, 1998, at 1:00 p.m. local time, in the Olympic Room (Suite B/C) of the Bellevue Club located at 11200 S.E. 6th Street, Bellevue, WA 98004, for the following purposes:

        (1) To elect seven (7) members of the Board of Directors to hold office until the next Annual Meeting or until their respective successors are elected and qualified.

        (2) To vote upon a proposal to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1998.

        (3) To transact such other business as may properly come before the Annual Meeting.

     Your Board of Directors has fixed the close of business on Thursday, February 26, 1998, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record on that date will be entitled to vote at the Annual Meeting, and any adjournments or postponements thereof. For ten (10) days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company's principal office.

                                          By Order of the Board of Directors

                                          ROBERT L. HINES, JR.
                                          Secretary

Renton, Washington
March 26, 1998

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE ANNUAL MEETING.

                                      LOGO

                              707 SOUTH GRADY WAY
                         RENTON, WASHINGTON 98055-3233

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1998

GENERAL

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Multiple Zones International, Inc. (the "Company"), for use at the 1998 Annual General Meeting of Shareholders (the "Annual Meeting") to be held on April 30, 1998, or at any adjournments or postponements thereof. The Annual Meeting will be held at 1:00 p.m. local time in the Olympic Room (Suite B/C) of the Bellevue Club, located at 11200 S.E. 6th Street, Bellevue, WA 98004, for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and the accompanying form of proxy are being mailed to the shareholders of the Company on or about March 26, 1998.

     If the accompanying form of proxy is properly signed, dated and returned, the shares represented by the proxy will be voted in accordance with instructions specified on the proxy card. In the absence of instructions to the contrary, such shares will be voted for all the nominees for election to the Board listed in this Proxy Statement and named in the form of proxy, and for each proposal described in this Proxy Statement. Any shareholder executing a proxy has the power to revoke it at any time before it is voted, by (i) delivering written notice of revocation to the Secretary of the Company, (ii) executing and delivering to the Company another proxy dated as of a later date, or (iii) voting in person at the Annual Meeting.

OUTSTANDING SECURITIES AND VOTING RIGHTS

     Only holders of record of the Company's common stock, $.001 par value per share ("Common Stock") at the close of business on February 26, 1998 are entitled to notice of, and to vote at, the Annual Meeting. On that date, the Company had 13,065,844 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present for the purpose of calculating a quorum. Holders of Common Stock are not entitled to cumulate votes in the election of directors.

     Under Washington law and the Company's charter documents, if a quorum is present, the seven (7) nominees for election to the Board who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected directors. The affirmative vote of a majority of shares entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of any other matters submitted to a vote of shareholders. Abstentions and broker non-votes will have no effect on the election of directors. In the case of any other matter, abstention from voting will have the practical effect of voting against such matter. Broker non-votes will have no effect on the outcome of any other matter, other than to reduce the number of "FOR" votes necessary to approve such matter.

PROXY VOTING AND REVOCATION

     Shares for which proxies are properly executed and returned will be voted at the Annual Meeting in accordance with the directions noted on the proxy or, in the absence of directions to the contrary, such shares will be voted "FOR" the election of the nominees to the Board and "FOR" approval of the other proposal set forth in this Proxy Statement. It is not expected that matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

     Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and electing to vote in person.

            STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER HOLDERS

     The following table sets forth the beneficial ownership of the Common Stock as of March 3, 1998, by (i) each shareholder known by the Company to be the beneficial owner of more than five (5) percent of the outstanding Common Stock,
(ii) each director (including all nominees for director), (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement ("Named Executive Officer"), and (iv) all directors and executive officers as a group.

     Each of the named persons and members of the group has sole voting and investment power with respect to the shares shown, except as noted below.

                                                              NO. OF SHARES       PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED    OWNED(1)
           ------------------------------------             ------------------    --------
Firoz H. Lalji(2)(3)(4)...................................      3,758,500           28.8%
Najma Lalji
Sadrudin J. Kabani(2)(5)..................................      3,748,200           28.7%
Almas S. Kabani
Paul E. Monson(4)(6)......................................        515,875            4.0%
Teryl L. Monson
Victor J. Melfi, Jr.(7)...................................        137,885            1.0%
John E. DeFeo(8)..........................................        134,842            1.0%
Peter J. Biere(9).........................................         65,962              *
John T. Carleton(4).......................................         55,341              *
Carol L. Miltner(10)......................................          8,475              *
Lorne G. Rubis(11)........................................          6,000              *
John H. Bauer(4)..........................................          3,800              *
Michael H. Drucker........................................              0              *
Bruce S. Martin...........................................              0              *
All directors and executive officers as a group (12
  persons)(12)............................................      8,434,880           62.9%

---------------
  *  Less than 1%

 (1) Shares subject to an option are not deemed outstanding for purposes of computing the percentage ownership of any person other than the person holding the option.

 (2) The address for each of these shareholders is 707 South Grady Way, Renton, Washington 98055-3233.

 (3) Includes 6,000 shares held in trust for the Laljis' two children.

 (4) Includes 2,500 shares subject to options that are exercisable within sixty
     (60) days after March 3, 1998; excludes 7,500 shares subject to options that are not exercisable within such period.

 (5) Includes 10,600 shares held of record by Ms. Kabani, 12,300 shares held of record by the Kabani's daughter, and 50,000 shares held of record by The Almas & Sadru Kabani Foundation.

 (6) Includes 1,500 shares held by Mr. Monson as trustee for three minor grandchildren.

 (7) Represents 137,885 shares subject to options exercisable within sixty (60) days after March 3, 1998; all of the foregoing options will terminate if not exercised by March 31, 1998, in accordance with the terms of the Company's 1993 Stock Incentive Plan.

 (8) Includes 131,292 shares subject to options that are exercisable within sixty (60) days after March 3, 1998; excludes 522,665 shares subject to options that are not exercisable within such period.

 (9) Includes 60,962 shares subject to options that are exercisable within sixty
     (60) days after March 3, 1998; excludes 54,320 shares subject to options that are not exercisable within such period.

(10) Includes 4,375 shares subject to options that are exercisable within sixty
     (60) days after March 3, 1998; excludes 5,625 shares subject to options that are not exercisable within such period.

(11) Excludes 100,000 shares subject to options that are not exercisable within sixty (60) days after March 3, 1998.

(12) Includes 344,514 shares subject to options that are not exercisable within sixty (60) days after March 3, 1998; excludes 612,610 shares subject to options that are not exercisable within such period.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     In accordance with the Company's Bylaws, the Board has fixed the number of directors constituting the Board at seven (7). Directors are elected for one (1) year terms; accordingly, a Board consisting of seven (7) directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders, or until their respective successors are elected and qualified.

     The Board has unanimously approved the nominees named below, all of whom are members of the current Board. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the seven (7) nominees of the Board named below. Although the Board anticipates that all of the nominees will be available to serve as directors, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.

       THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES UNDER PROPOSAL NO. 1.

NOMINEES FOR DIRECTOR

     Biographical information regarding each of the nominees for director is set forth below.

     Sadrudin J. Kabani, age 53, is the Company's founder and has served as Chairman of the Board since the Company's inception in November 1988. He also previously served as the Company's President and Chief Executive Officer, from November 1988 to March 1996.

     John E. DeFeo, age 51, has served as a director of the Company since April 1996. In January 1997, Mr. DeFeo was appointed Vice Chairman of the Board, in addition to assuming the position of President and Chief Executive Officer of the Company. Prior to joining the Company as an executive, Mr. DeFeo served from 1994 to 1996 as President and Chief Executive Officer of U.S. Airwaves Inc., an early stage wireless telecommunications company founded by him. From 1985 to 1994, Mr. DeFeo was President and Chief Executive Officer of U.S. West New Vector Group, the domestic cellular communications subsidiary of U.S. West, Inc., where he was responsible for development of cellular services worldwide, which grew during his tenure to a $1 billion business with over 2,400 employees and 100 strategic partnerships, serving more than 100 markets both in the United States and overseas.

     John H. Bauer, age 57, has served as a director of the Company since March 1996. Mr. Bauer is Executive Vice President of Nintendo of America, Inc., a manufacturer and distributor of video games and products, a position he has held since 1994. From 1979 to 1994, Mr. Bauer was Managing Partner of the Northwest Group and the Seattle office of Coopers & Lybrand L.L.P., a public accounting and consulting firm.

     John T. Carleton, age 53, has served as a director of the Company since November 1995. From October 1995 to the present, he has held the position of Senior Vice President of Benaroya Capital Company, L.L.C., a private investment company. Between 1993 and 1995, he served as Senior Vice President of GE Capital's Equity Capital Group, Inc., a private equity investor. Mr. Carleton also serves on the Board of Directors of Redhook Ale Brewery, Incorporated.

     Firoz H. Lalji, age 51, has served as a director of the Company since March 1990. Mr. Lalji is President and Chief Executive Officer of Fana Group of Companies, a position he has held since 1985. Fana Group of Companies owns real estate and hotels in the United States and Canada. From 1981 to 1997, he was also President and Chief Executive Officer of Kits Cameras, Inc., which operates over 125 camera specialty stores in eight western states.

     Carol L. Miltner, age 55, has served as a director of the Company since June 1995. Ms. Miltner has been President of Motivation by Miltner, which provides management consulting and motivation seminars for companies in the microcomputer products industry, since 1991. From 1993 to 1995, she was Executive Vice President of Sales and Marketing at AmeriQuest Technologies, a computer products distributor that is now a U.S. subsidiary of Computer 2000. Ms. Miltner served as Senior Vice President of Sales of Merisel, Inc. from 1989 to 1991, and as Vice President of Sales and then Senior Vice President of Sales of Ingram Micro, Inc. from 1985 to 1989. She currently also serves on the Board of Directors of Q Logic Corporation.

     Paul E. Monson, age 52, has served as a director of the Company since 1993. Since 1991, Mr. Monson has served as Chairman of the Board of Directors, President and Chief Executive Officer of Back Technologies, Inc., a company that manufactures and markets back therapy equipment. He has also served as Chairman of the Board of Directors of Pacific Regency Care Management, an operator of long-term health care facilities, since 1984.

     No family relationships exist between any of the Company's directors or executive officers.

DIRECTOR COMPENSATION AND INDEMNIFICATION

     All directors are reimbursed for out-of -pocket expenses incurred in connection with attendance at meetings of the Board. Directors who are employees of the Company do not receive any fee for their services as directors. Outside directors receive a quarterly retainer fee of $2,500, in addition to fees of $1,000 and $500, respectively, for each Board or committee meeting attended. Each committee chairperson also receives a $250 fee for each committee meeting that they preside over.

     On January 5, 1997, Messrs. Carleton, Lalji and Monson were each granted an option to purchase 10,000 shares of Common Stock at an exercise price of $10.50 per share, the fair market value of the Common Stock on the date of grant. Ms. Miltner and Messrs. Bauer and DeFeo were each granted an option to purchase 2,500 shares of Common Stock at the same exercise price. Each of the options has a ten (10) year term and will vest in equal installments over a four-year period.

     The Company has entered into agreements with all the directors under the terms of which the Company will indemnify them against claims and liabilities arising out of their service as directors, in addition to advancing expenses to defend claims subject to indemnification.

BOARD AND COMMITTEE MEETINGS

     The Board met nine (9) times during 1997, and all directors attended at least 75 percent of all such meetings. The Board has a standing Audit Committee and Compensation Committee. Each of these committees is responsible to the full Board. The functions performed by, and composition of, these committees are summarized below.

     The Audit Committee, which is comprised of Ms. Miltner and Messrs. Bauer, Carleton and Lalji, reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent accountants. The Audit Committee met three (3) times during 1997, and each of its members attended all of the meetings.

     The Compensation Committee, which is comprised of Messrs. Monson, Carleton and Kabani, reviews and makes recommendations to the full Board with respect to the compensation and benefits to be provided to the Company's officers and directors, in addition to general policy matters relating to employee compensation and benefits. The Compensation Committee met five (5) times during 1997, and each of the members attended at least 75 percent of all such meetings.

CERTAIN TRANSACTIONS

     Ms. Miltner received consulting fees and expenses totaling $64,754 in 1997, for outside consulting services provided to the Company during the year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Kabani, Chairman of the Board, is a member of the Compensation
Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). All such persons who are subject to Section 16(a) reporting are required by SEC regulation to furnish the Company with copies of all such reports that they file.

     Based solely on the Company's review of the copies of such reports received by the Company, in addition to written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a), the Company believes that its officers and directors, and all of the persons known to it to own more than ten percent (10%) of the Common Stock, complied with all filing requirements applicable to them under Section 16(a) during 1997.

                             EXECUTIVE COMPENSATION

     The table below sets forth information regarding compensation earned during 1996 and 1997 by the Company's chief executive officer, each of the other four most highly compensated executive officers, and two former executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                      ANNUAL COMPENSATION          OTHER        SECURITIES
                                   --------------------------      ANNUAL       UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR    SALARY    BONUS(1)   COMPENSATION    OPTIONS(#)    COMPENSATION
   ---------------------------     ----   --------   --------   ------------   ------------   ------------
John E. DeFeo....................  1997   $332,952   $16,150        --           645,976        $27,920(2)
  President and Chief Executive    1996         --        --        --                --             --
  Officer
Sadrudin J. Kabani...............  1997    299,999    18,538        --                --          1,292(3)
  Chairman of the Board            1996    285,417    35,863        --                --            200
Victor J. Melfi, Jr..............  1997    250,002    10,835        --                --        277,409(3)
  Former Executive Vice            1996   227, 084    93,761        --           284,423         17,200
  President-Marketing
Peter J. Biere...................  1997    133,682     7,473        --             5,474            758(3)
  Senior Vice                      1996    124,166    15,609        --            79,808            200
  President -- Finance, and Chief
  Financial Officer
Michael H. Drucker (4)...........  1997    129,231     7,092        --            33,158         10,834(5)
  Former Sr. Vice                  1996         --        --        --                --             --
  President -- MIS, and Chief
  Information Officer
Lorne G. Rubis...................  1997     95,480    29,005(6)     --           100,000         25,000(7)
  Executive Vice                   1996         --        --        --                --             --
  President -- Sales.............
Bruce S. Martin(4)...............  1997    113,846    10,274        --                --        125,047(3)
  Former Executive Vice            1996    216,668    43,156        --           172,692            200
  President -- Partner
  Merchandising

---------------
(1) Amounts disclosed in this column were all bonuses awarded under the Company's Management Incentive Plan ("MIP"), in which all full-time, non-commissioned employees participate.

(2) Amount shown represents $1,260 in annual club membership dues paid by the Company on behalf of Mr. DeFeo, in addition to $26,660 paid to him in 1997 for outside consulting services that he rendered in 1996, prior to his employment by the Company.

(3) Amounts shown represent matching contributions of $200 per year under the Company's 401(k) Plan, except that the amounts shown for Messrs. Kabani, Biere, Melfi and Martin include $1,092, $558, $558 and $47, respectively, in annual club membership dues paid by the Company on behalf of the Named Executive Officer. The amount shown for Mr. Melfi also includes $270,000 in severance payments and $6,651 in automobile lease payments made under the terms of his severance agreement, which took effect on December 31, 1997 and the amount shown for Mr. Martin also includes $125,000 in severance payments under the terms of his severance agreement, which took effect on May 23, 1997.

(4) Mr. Drucker's employment with the Company ended on November 30, 1997, and Mr. Martin's on May 23, 1997. Accordingly, amounts shown are for a partial year's employment.

(5) Amount shown represents fees for outside consulting services paid to Mr. Drucker after his employment ended.

(6) Amount shown includes a $25,000 signing bonus paid to Mr. Rubis upon commencement of his employment with the Company in July 1997.

(7) Amount shown represents Mr. Rubis's relocation expenses paid for by the Company.

            UPDATED INFORMATION ON OPTION GRANTS IN LAST FISCAL YEAR

     Please note that this page updates and replaces page 7 of the Proxy Statement in its entirety. The following table provides information on option grants in the 1997 fiscal year to the Named Executive Officers.

                                             INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE
                       -------------------------------------------------------------     AT ASSUMED ANNUAL RATES OF
                       NO. OF SECURITIES    PERCENT OF                                  STOCK PRICE APPRECIATION FOR
                          UNDERLYING       TOTAL OPTIONS     EXERCISE                          OPTION TERMS(3)
                            OPTIONS         GRANTED TO        PRICE       EXPIRATION    -----------------------------
        NAME             GRANTED(#)(1)       EMPLOYEES     ($/SHARE)(2)      DATE          5%($)           10%($)
        ----           -----------------   -------------   ------------   ----------    ------------    -------------
John E. DeFeo........       643,476(4)         45.4%          $10.50        1/5/2007     4,249,125       10,768,118
                              2,500              .1%          $10.50        1/5/2007        16,508           41,836
Sadrudin J. Kabani...            --              --               --              --            --               --
Victor J. Melfi, Jr..            --              --               --              --            --               --
Peter J. Biere.......         5,474              .3%          $ 9.50       4/22/2007        32,704           82,879
Michael H. Drucker...        30,000             2.1%          $11.63       3/11/2007            --               --
                              3,158              .2%          $ 9.50       4/22/2007            --               --
Lorne G. Rubis.......       100,000             7.0%          $ 5.06      11/21/2007       318,221          806,434
Bruce S. Martin......            --              --               --              --            --               --

---------------
(1) All options were granted under the Company's 1993 Stock Incentive Plan, except for Mr. DeFeo's, which were granted under a Stock Option Agreement between him and the Company effective January 5, 1997. Each of the options has a ten-year term and vests in equal installments over two (2) to five (5) years, except for the option held by Mr. DeFeo, discussed in footnote 4 below. The exercise price and federal tax withholding may be paid in cash or with shares of Company stock already owned.

(2) The exercise price of each option was based on the closing price of the Common Stock on the date of grant, as reported on the Nasdaq Stock Market.

(3) The actual value, if any, that a Named Executive Officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The figures above are based on the market price of the Common Stock on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown. There can be no assurance that the actual values will approximate the potential realizable values set forth in the table, and these amounts are not intended to forecast future appreciation, if any, in the market value of the Common Stock. All unvested options held by Mr. Drucker were cancelled on November 30, 1997, and all vested options not exercised were cancelled ninety (90) days thereafter.

(4) The option vested as to 20% of the shares subject thereto on the date of grant, and will vest as to an additional 20% on the second anniversary of that date. An additional 20% will vest when the per share market price of the Common Stock first equals or exceeds $30.00; the penultimate 20% will vest when the per share market price of the Common Stock first equals or exceeds $65.00, and the remaining 20% when the per share market price of the Common Stock first equals or exceeds $100.00, provided, however, that the option will vest in all events on December 31, 2001. The option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code only with respect to 9,524 shares for which the option vests in any calendar year. With respect to any additional shares for which the option vests in any calendar year, the option will be nonqualified.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table provides information on option exercises in fiscal year 1997 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1997.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                  OPTIONS AT               IN-THE-MONEY OPTIONS AT
                              SHARES                          FISCAL YEAR-END(#)          FISCAL YEAR-END($)(1)(2)
                            ACQUIRED ON      VALUE      ------------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   ----------------   -----------   -------------
John E. DeFeo.............        --             --       130,667         523,290               --            --
Sadrudin J. Kabani........        --             --            --              --               --            --
Peter J. Biere............        --             --        60,962          54,320          $58,200
Victor J. Melfi, Jr.(2)...    22,500       $136,013       137,885              --               --            --
Michael H. Drucker(2).....        --             --        13,965              --               --            --
Lorne G. Rubis............        --             --            --         100,000               --            --
Bruce S. Martin(2)........    54,000       $ 56,430            --              --               --            --

---------------
(1) Represents the aggregate fair market value of the shares of Common Stock subject to outstanding in-the-money options, less the aggregate exercise price of such options, based on the closing price of the Common Stock ($3.88) as reported on the Nasdaq Stock Market on December 31, 1997.

(2) All unvested options held by Mr. Melfi were cancelled on December 31, 1997, those held by Mr. Drucker were cancelled on November 30, 1997, and those held by Mr. Martin were cancelled on May 19, 1997. Vested options not exercised within ninety (90) days of the foregoing respective dates expired by their own terms.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Common Stock during the period beginning on June 27, 1996 (the date of the Company's initial public offering) and ending on December 31, 1997, with the cumulative total return during that period on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and the Nasdaq Retail Trade Index. The comparison assumes $100.00 was invested on June 27, 1996 in each of the Common Stock and foregoing indices, and also assumes reinvestment of dividends. The return on the Common Stock shown on the graph is not necessarily indicative of future stock performance.

        Measurement Period            'Multiple Zones      Nasdaq Composite      Nasdaq Retail
      (Fiscal Year Covered)         International, Inc.'         Index            Trade Index
27-Jun-96                                    100                   100                 100
31-Dec-96                                  32.29                133.32              116.87

EMPLOYMENT AGREEMENTS

     JOHN E. DEFEO. The Company entered into an employment agreement with Mr. DeFeo, its President and Chief Executive Officer, effective January 5, 1997, for a term ending on December 31, 2001, unless certain events, such as a change in control of the Company, occur before December 31, 2001, in which case the termination date will be eighteen (18) months following such event. Under the terms of that agreement, he received an annual base salary of $350,000 during 1997 and will receive $400,000 annually thereafter, in addition to being eligible for bonuses under the MIP. If Mr. DeFeo's employment is terminated by the Company without "cause," or by him for "good reason," he will be entitled to severance payments equal to twelve (12) months of his then-current base salary. The agreement also contains standard Company indemnification, confidentiality and non-competition provisions.

     SADRUDIN J. KABANI. The Company entered into an employment agreement with Mr. Kabani, effective April 1996, under the terms of which he will be paid an annual base salary of $300,000. The term the agreement ends on December 31, 1998, unless certain events, such as a change in control of the Company, occur after July 1997, in which case the termination date will be eighteen (18) months following such event. In addition, if Mr. Kabani's employment is terminated by the Company without cause prior to the end of its term, or if Mr. Kabani resigns following a change in control due to a material reduction in his responsibilities or certain other reasons amounting to constructive termination by the Company, he will be entitled to receive his base salary for a period of two (2) years following the termination. Mr. Kabani has agreed not to compete with the Company for a period of two (2) years following the termination of the agreement for any reason other than constructive termination by the Company following a change in control.

     LORNE RUBIS. The Company entered into an employment agreement with Mr. Rubis, its Executive Vice President -- Sales, effective July 14, 1997, under the terms of which he will receive an annual base salary of $225,000. Mr. Rubis will also be eligible for bonuses under the MIP, and was paid a $25,000 signing bonus, which must be fully repaid if he terminates his employment within twelve
(12) months of his start date for any reason other than a change in control. If his employment is terminated by the Company without "cause," or by Mr. Rubis for "good reason" within twelve (12) months following a change in control, the Company will continue to pay his monthly base salary for up to twelve (12) months following such termination, and Mr. Rubis will receive two years' worth of accelerated vesting on all options held. The agreement also provides for up $25,000 in relocation expense reimbursement and contains standard Company indemnification, confidentiality and non-competition provisions.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     The Compensation Committee ("Committee") establishes and administers the Company's compensation programs. The goals of these programs are to enhance shareholder value by aligning compensation with the Company's business objectives and performance, and to enable the Company to attract and retain key management employees who can contribute to the Company's long-term success. In order to attract outstanding executives, the Company's philosophy has been and continues to be to provide a total compensation package that is competitive within the hardware, software and direct marketing industries, and one that bears a close relationship to individual performance and the long-term business objectives of the Company.

     The total direct compensation package for the Company's executive officers is presently made up of three elements -- an annual base salary, a short-term incentive program in the form of a performance-based cash bonus under the MIP, and stock option grants. The Committee believes the Company's compensation programs are appropriate for its executive officers on the basis of industry standards, competitive practice and Company performance.

     Base Salaries. Individual base salaries reflect primarily historical practice, internal position and responsibilities, and individual performance and contribution. No specific weight is assigned to these factors. The Committee establishes salaries for all executive officers at the Senior Vice President level and higher, giving due consideration to the recommendations of the Chief Executive Officer. The Committee believes that the relative salaries of senior management should reflect individual experience, contribution and performance, although it does not have a targeted range for base salaries or bonuses for any position.

     Mr. DeFeo was appointed President and Chief Executive Officer effective January 5, 1997. During 1997, Mr. DeFeo received an annual base salary of $350,000 pursuant to an employment agreement negotiated at the time of his appointment. The Committee believed this salary properly reflected his experience and responsibilities, and was competitive with other chief executive officers in the direct marketing channel with a similar level of experience.

     Bonus Compensation. The MIP is designed to enable the Company to attract, retain and motivate employees of the highest caliber. The MIP is a cash-based award system under which all non-commissioned employees of the Company are rewarded for the Company's success. The Committee is responsible for establishing and communicating to all participants in the MIP specific goals for financial performance by the Company. In addition, the Committee may, at its discretion, establish individual performance goals for one or more participants or provide that bonuses under the MIP will vary depending upon the Committee's evaluation of overall individual performance by those participants. For 1997, bonus payments under the MIP for the five highest paid executive officers were based on overall Company performance combined with individual performance criteria. The potential bonuses available under the MIP for Senior Vice Presidents and above ranged from 35 percent to 50 percent of base salary. Based on the Company's performance in 1997, actual bonuses paid under the MIP to the executive officers ranged from about 4 percent to 6 percent of base salary.

     Stock Options. The Company's 1993 Stock Incentive Plan is designed to provide additional incentives to executive officers and other key employees to maximize shareholder value. Because these individuals are in a position to make a substantial contribution to the Company's long-term success, the Company believes they should have a significant equity stake so they are incentivized to manage the business as shareholders rather than merely as employees. Options granted under the plan have been subject to substantial vesting periods in order to encourage executive officers and key employees to continue in the employ of the Company.

     Pursuant to his employment agreement, Mr. DeFeo received a stock option to acquire 643,476 shares of Common Stock which the Committee believes was appropriate for a person in his position and with his experience. In addition, the Committee granted additional stock options to executive officers and other key employees and committed to grant annual stock options based on the employees' position, responsibility and individual performance during the year. The Company has not granted Mr. Kabani options under the Plan, because it believes he already has adequate equity incentives as one of the Company's two largest shareholders.

     Tax Deductibility of Executive Compensation. The Committee has considered the effect of Section 162(m) of the Internal Revenue Code of 1986 on the Company's executive compensation programs. Section 162(m) disallows a deduction in the event executive compensation exceeds one million dollars per year unless certain conditions are satisfied. The Committee has reviewed all of the Company's current compensation programs and believes that the deductibility of amounts paid to executive officers under these programs will not be limited by
Section 162(m). The Committee intends to take such further steps as it deems advisable to allow the Company to deduct future compensation amounts in excess of one million dollars to the extent it may do so without compromising the Company's ability to motivate and reward excellent performance. The Board and the Committee will retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

     During 1997, the Committee was comprised of Mr. Monson, Mr. Carleton, Mr. Sarich and Mr. Kabani. Effective October 22, 1997 Mr. Sarich resigned as a member of the Board.

By the 1997 Compensation Committee

Mr. Paul E. Monson (Chairman)
Mr. John T. Carleton
Mr. Sadrudin J. Kabani

     PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for 1998. Coopers & Lybrand L.L.P. has audited the accounts of the Company for 1997. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting and will have an opportunity to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
               OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS
               INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR 1998.

                            EXPENSES OF SOLICITATION

     The expenses of preparing and mailing this Proxy Statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. Solicitation will be by mail and may be supplemented by personal interview, telephone and telegram by directors, officers and other employees of the Company without special compensation.

                                 OTHER MATTERS

     The Company knows of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters that are not now known or determined come before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment.

                              REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1997 is available to shareholders, without charge, upon written request to Multiple Zones International, Inc., 707 South Grady Way, Renton, Washington 98055-3233;
Attention: Tim Carroll, Vice President - Investor Relations.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders to be considered for inclusion in the Proxy Statement and proxy for the Company's 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company by December 15, 1998.

     The Company's Bylaws outline procedures, including minimum notice provisions, that govern the nomination of directors by shareholders and certain other matters that a shareholder proposes to bring before the annual meeting. A copy of the pertinent provisions of the Bylaws is available upon request to Robert L. Hines, Jr., Multiple Zones International, Inc., 707 South Grady Way, Renton, Washington 98055-3233.

     IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

Renton, Washington
March 26, 1998

PROXY

                       MULTIPLE ZONES INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, having received the Notice of Annual Meeting of Shareholders of Multiple Zones International, Inc. (the "Company"), and the related Proxy Statement dated March 26, 1998, hereby appoints John E. DeFeo and Peter J. Biere, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on April 30, 1998, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side and FOR Proposal 2 and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                            - FOLD AND DETACH HERE -

                                                        Please mark
                                                        your votes as
                                                        indicated in    X
                                                        this example

                                 WITHHOLD
                            authority to vote
                             for all nominees
      FOR                    named below               FOR   AGAINST   ABSTAIN


1. ELECTION OF DIRECTORS                    2. RATIFICATION OF APPOINTMENT OF
                                               INDEPENDENT ACCOUNTANTS

John H. Bauer, John T. Carleton,
John E. DeFeo, Sadrudin J. Kabani,
Firoz H. Lalji, Carol L. Miltner
and Paul E. Monson

(INSTRUCTION: TO HOLD AUTHORITY TO
VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S      This proxy, when properly executed,
NAME IN THE LIST ABOVE.)                 will be voted in the manner specified
                                         by the undersigned. Except as otherwise
                                         specified, this proxy will be voted
                                         FOR the election as directors of all
                                         nominees named above, and FOR
                                         ratification of the appointment of
                                         Coopers & Lybrand L.L.P. as the
                                         Company's independent accountants.


                                                         THE BOARD OF DIRECTORS
                                                          RECOMMENDS A VOTE FOR
                                                           ALL OF THE NOMINEES
                                                           NAMED ABOVE AND FOR
                                                               PROPOSAL 2.


Signature____________ Signature, if held jointly_____________Dated:_____, 1998

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.


                            - FOLD AND DETACH HERE -